Exhibit 99.1

COMPANY CONTACT:      Checkpoint Systems, Inc.
Raymond Andrews
Sr. Vice President & Chief Financial Officer
(856) 848-1800

INVESTOR RELATIONS CONTACTS:                Eric Boyriven, Bob Joyce
FD
(212) 850-5600
FOR IMMEDIATE RELEASE

Robert van der Merwe Elected President and
Chief Executive Officer of Checkpoint Systems, Inc.
- Company Reaffirms Guidance for 2007 and Provides Outlook for 2008 -

Thorofare, New Jersey, December 27, 2007 - Checkpoint Systems, Inc. (NYSE: CKP), a leading manufacturer and marketer of identification, tracking, security and merchandising solutions for the retail industry and its supply chain, announced today that the Company’s Board of Directors has elected Robert (Rob) van der Merwe to the position of President and Chief Executive Officer of the Company, effective immediately. Mr. van der Merwe, age 55, succeeds George Off, age 60, who will continue to serve as the Chairman of the Company’s Board of Directors. The hiring of Mr. van der Merwe as CEO fulfills the Chief Executive Officer succession plan developed by Checkpoint’s Board of Directors.

Mr. van der Merwe has been a member of Checkpoint’s Board of Directors since October 25, 2007, and will continue to serve on the Company’s Board of Directors in his new position as the Company’s CEO. He brings extensive experience in the retail and consumer marketplaces to his new position at the Company. Since April 2005, Mr. van der Merwe served as President and Chief Executive Officer of Paxar Corporation, a global leader in providing innovative merchandising systems to retailers and apparel customers. He became Chairman of the Board of Paxar in January 2007, and served in these capacities until Paxar’s sale to Avery Dennison in June 2007. Prior to joining Paxar, Mr. van der Merwe held numerous executive positions with Kimberly-Clark Corporation from 1980 to 1987 and from 1994 to 2005, including the positions of Group President of Kimberly-Clark's multi-billion dollar global consumer tissue business and Group President of Europe, Middle East and Africa. Earlier in his career, Mr. van der Merwe held managerial positions in South Africa at Xerox Corporation and Colgate Palmolive.

Mr. Off stated, “I am delighted that Checkpoint was able to attract such an outstanding executive with exceptional experience in the retail and consumer products industries to lead Checkpoint Systems into the next stage of its growth. Rob brings with him a great understanding of our customers’ needs from his extensive experience and proven track record. I am confident that he will be an excellent match for Checkpoint.”

Keith Elliott, Checkpoint’s Lead Director, commented “Checkpoint is truly fortunate to have someone of Rob van der Merwe’s broad international experience, unique executive training and personal knowledge of the company’s end markets to lead this enterprise into its next major growth phase. Through George Off’s efforts, Checkpoint is poised for a period of rapid exceptional growth as we take advantage of the market benefits of our recent acquisitions, our much more focused strategic thrusts and constant cost improvement efforts. The Board’s long term succession deliberations have been conducted over the past year, and included a broad international search, as well as an intensive review of internal candidates. Rob’s candidacy was suggested by George. Rob and George have great respect for each other and the company is truly fortunate that they will work together throughout 2008 to ensure that Checkpoint capitalizes on the strategic moves it initiated in 2007. George Off was the right leader for Checkpoint to have chosen in 2002. Shareholders have done well under his leadership. Rob van der Merwe is the right leader for Checkpoint going forward.”

Mr. van der Merwe stated, “I am very excited to be joining Checkpoint. George and the management team have done an excellent job positioning Checkpoint for increased sales and profitability and I believe my experience and background complement Checkpoint’s strategy and management team.”

Mr. Off concluded, “We have delivered strong performance in 2007, a year of growth and expansion that saw Checkpoint Systems set itself firmly on the path of becoming the leading shrink management solutions provider in the retail market. The fourth quarter of 2007 has also shown solid performance, and I am very pleased with our sales growth in all of our geographies, including the United States, and across all of our product lines. Based on the performance we have seen in the fourth quarter to date, I remain comfortable with our previously announced guidance for the 2007 full-year period, before any one-time charges associated with the management transition.

“This momentum will continue into 2008, which we expect to be another strong year for Checkpoint. We have an excellent pipeline of new products, and the Alpha and Sidep acquisitions are going well and are expected to contribute strongly in 2008. We look forward to double digit revenue growth in 2008, and forecast diluted EPS in the range of $1.65 to $1.75 per share for the year. We are also forecasting further growth in 2009.”

In conjunction with this announcement, Checkpoint Systems will host a conference call on Thursday, January 3, 2008, at 10:00 AM Eastern Time, during which Company executives will provide additional perspective on the Company’s earnings guidance for 2008. The conference call will be simultaneously broadcast live over the Internet. Listeners may access the live webcast at the Company’s homepage, www.checkpointsystems.com, by clicking on the “Conference Calls” link or entering the “Investors” section of this site. Please allow 15 minutes prior to the call to visit the site and download and install any necessary audio software. The webcast will be archived at the Company’s homepage for 90 days beginning approximately 90 minutes after the call ends.

Checkpoint Systems, Inc.
Checkpoint Systems, Inc. is the leading supplier of retail shrink management solutions. Checkpoint's global team helps retailers - and their suppliers - reduce theft, increase inventory visibility and provide consumers with greater merchandise availability through the company's rapidly evolving RF technology, expanding shrink management offerings and Check-Net labeling solutions. Checkpoint has more than one million RF devices installed in stores today and has secured more than 100 billion products. Scaling cost efficiently, Checkpoint's solutions provide increased revenues and profits to a fast-growing community of successful retailers and a superior experience for their consumers. Listed on the NYSE (NYSE:CKP), Checkpoint operates in every major geographic market and employs 3,700 people worldwide. For more information, visit www.checkpointsystems.com.

Caution Regarding Forward-Looking Statements
This press release includes information that constitutes forward-looking statements. Forward-looking statements often address our expected future business and financial performance, and often contain words such as "expect," "forecast," "anticipate," "intend," "plan," believe," "seek," or "will." By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: changes in our senior management and other matters relating to implementation of our succession plan; our ability to integrate recent acquisitions and to achieve related financial and operational goals; changes in international business conditions; foreign currency exchange rate and interest rate fluctuations; lower than anticipated demand by retailers and other customers for our products; slower commitments of retail customers to chain-wide installations and/or source tagging adoption or expansion; possible increases in per unit product manufacturing costs due to less than full utilization of manufacturing capacity as a result of slowing economic conditions or other factors; our ability to provide and market innovative and cost-effective products; the development of new competitive technologies; our ability to maintain our intellectual property; competitive pricing pressures causing profit erosion; the availability and pricing of component parts and raw materials; possible increases in the payment time for receivables as a result of economic conditions or other market factors; changes in regulations or standards applicable to our products; the ability to implement cost reduction in field service, sales, and general and administrative expense, and our manufacturing and supply chain operations without significantly impacting revenue and profits; our ability to maintain effective internal control over financial reporting; and additional matters disclosed in our Securities and Exchange Commission filings. We do not undertake to update our forward-looking statements, except as required by applicable securities laws.

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